UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 3, 2009, Caterpillar Inc. (“Caterpillar”) entered into a Truck Business Relationship Agreement (“Truck Business Relationship Agreement’) with Navistar International Corporation and one of its principal operating subsidiaries, Navistar Inc. (“Navistar”), pursuant to which Caterpillar and Navistar will form a 50/50 joint venture limited liability company (“Joint Venture Company”) to develop, produce, market, sell, distribute and provide support for, heavy and certain medium-duty trucks outside of North America and the Indian subcontinent (“Joint Venture Business”), upon satisfaction of certain conditions. Additionally, pursuant to the Truck Business Relationship Agreement, Caterpillar and Navistar will also enter into a strategic alliance involving the development, design, manufacture and sale of Caterpillar-branded heavy-duty severe service trucks in North America.

The Truck Business Relationship Agreement contains certain customary representations, warranties and covenants of Caterpillar and Navistar.  Among other things, Caterpillar and Navistar are subject to restrictions on their ability to solicit proposals, provide information, engage in discussions or enter into an agreement regarding any new joint venture or strategic alliance similar to the transactions described in the Truck Business Relationship Agreement.  The Truck Business Relationship Agreement requires the parties to indemnify one another for certain losses resulting from breaches of their respective representations, warranties and covenants and contains a number of termination provisions, including termination by either party if the transaction does not close by September 30, 2009.  In certain specified circumstances, a party is required to reimburse the other party’s out-of-pocket fees and expenses.

The closing of the transactions contemplated in the Truck Business Relationship Agreement is subject to a number of closing conditions, including agreement upon certain items set forth in the Truck Business Relationship Agreement and the execution and delivery of the joint venture operating agreement, the strategic alliance agreement and certain ancillary agreements.

The foregoing description of the Truck Business Relationship Agreement is a summary and is qualified in its entirety by the terms and provisions of the Truck Business Relationship Agreement filed as Exhibit 99.1 to this report, and incorporated herein by reference.

On April 6, 2009, Caterpillar and Navistar issued a press release announcing the execution of the Truck Business Relationship Agreement.  A copy of the press release is furnished under this report as Exhibit 99.2 and is incorporated herein by reference.

Joint Venture Operating Agreement

Upon the consummation of the transactions set forth in the Truck Business Relationship Agreement and in connection with the formation of the Joint Venture Company, Caterpillar, Navistar and the Joint Venture Company will enter into a Joint Venture Operating Agreement (the “Operating Agreement”) to conduct the Joint Venture Business.  The Operating Agreement will be the Joint Venture Company’s primary operating document and contain the understanding and agreement of the parties regarding the governance and operation of the Joint Venture Business. The Joint Venture Business, which does not include sales to military customers, may be revised, in Caterpillar’s discretion, after six years following the execution of the Operating Agreement to exit the medium-duty, cab-over engine truck business.

Caterpillar and Navistar will each provide the Joint Venture Company with certain products and services pursuant to the terms of one or more sales and services agreements.  Navistar may also require the Joint Venture to develop, design, test, manufacture, and assemble medium and heavy-duty, cab-over engine trucks, and replacement parts therefor, to sell to Navistar for resale in North America pursuant to one or more sales and services agreements.  In the event that Navistar sources heavy duty, cab over engine trucks from the Joint Venture for resale in North America, the market share of vocational heavy-duty, cab-over engine trucks is equal to or greater than 10% of the total market share of vocational heavy-duty trucks in North America or upon approval of the Joint Venture’s Board of Directors, Caterpillar may require the Joint Venture Company to develop, design, test, manufacture, and assemble vocational heavy-duty, cab-over engine trucks, and replacement parts therefor, to sell to Caterpillar for resale in North America pursuant to one or more sales and services agreements.

Under the Operating Agreement, each of Caterpillar and Navistar will initially own 50% of the ownership interests in the Joint Venture Company.  Upon the execution of the Operating Agreement, each of Caterpillar and Navistar will contribute $45.5 to the Joint Venture as an initial capital contribution.  In addition, each of Caterpillar and Navistar are committed to provide the Joint Venture Company with up to an additional $123.4 million of required funding over the following three years.  Each year the Board of Directors of the Joint Venture Company must agree to an annual and a five-year rolling business plan, which include additional three year funding commitments.

Pursuant to the Operating Agreement, the Joint Venture Company will have a Board of Directors consisting of six directors, with Caterpillar and Navistar each appointing three of the directors.  A President, appointed by Navistar, will manage the Joint Venture Company’s day-to-day operations.  The President and the Chief Financial Officer, which shall be appointed by Caterpillar, will each be appointed for a three year term.  The initial term of the Operating Agreement will be 25 years, subject to five-year extensions upon written agreement of Caterpillar and Navistar.  The Operating Agreement contains various termination provisions; however, the Joint Venture Business may not be terminated by either Caterpillar or Navistar without mutual consent unless a material breach, a deadlock with respect to an annual or a five-year rolling business plan (at least five years after execution of the Operating Agreement), a dilution of Caterpillar’s or Navistar’s ownership interest below 25%, or a change of control of Caterpillar or Navistar has occurred, whereupon a party may terminate the Operating Agreement or, in certain instances, buyout the other party pursuant to the terms of the Operating Agreement.

Under the Operating Agreement, the Joint Venture Company, Caterpillar, Navistar and their affiliates are subject to various exclusivity and non-competition provisions.  Subject to certain exceptions, Caterpillar, Navistar and their affiliates are prohibited from engaging in business, either directly or indirectly, within the scope of the Joint Venture Business.

The form of Operating Agreement to be executed in connection with the formation of the Joint Venture Company is attached as an Exhibit 1 to the Truck Business Relationship Agreement and is incorporated herein by reference. The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement.

Cautionary Statement

The Truck Business Relationship Agreement is included in this report to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between Caterpillar and Navistar as parties thereto with respect to the transaction described in this report, the Truck Business Relationship Agreement is not intended to be a source of factual, business or operational information about Caterpillar or Navistar.

The representations, warranties, covenants and agreements made by the parties in the Truck Business Relationship Agreement are made and valid as of the execution date thereof. In addition, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Truck Business Relationship Agreement, including where the parties do not have complete knowledge of all the facts. Investors are not third-party beneficiaries under the Truck Business Relationship Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 8.01.	Other Events.

On April 6, 2009, Caterpillar issued a press release announcing the execution of the Truck Business Relationship Agreement between Caterpillar and Navistar for the purpose of forming a 50/50 joint venture that will pursue commercial truck opportunities outside of North America and the Indian subcontinent and entering into a strategic alliance to produce Caterpillar heavy-duty vocational trucks for sale in North America.  A copy of the press release is furnished under this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Truck Business Relationship Agreement
	99.2	Joint Press Release of Caterpillar Inc. and Navistar dated April 6, 2009, Announcing the Entry into the Truck Business Relationship Agreement

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: April 7, 2009		James B. Buda
Vice President, General Counsel and Secretary